SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                            Royce Global Trust, Inc.
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           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                Maryland                          59-2876580
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(STATE OF INCORPORATION OR ORGANIZATION)          (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)

     1414 Avenue of the Americas
     New York, New York                                  10019
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

  If this Form relates to the             If this Form relates to the
  registration of a class of debt         registration of a class of debt
  securities and is effective upon        securities and is to become
  filing pursuant to General              effective simultaneously with the
  Instruction A(c)(1) please check        effectiveness of a concurrent
  the following box.    / /               registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following
                                          box.  / /

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class             Name of Each Exchange on Which
   to be so Registered                Each Class is to be Registered
   -------------------             ----------------------------------

   % Cumulative Preferred Stock       American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

      None.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Cumulative Preferred Stock" in the Registrant's preliminary prospectus dated November 14, 1997 forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-34325) is incorporated herein by reference.

ITEM 2.  EXHIBITS.


     (I) The following exhibits have been filed with the Securities and Exchange Commission (the "Commission"):
       (1)     Form of Certificate for Common Stock./(a)/

       (2) Portions of the Articles of Incorporation, as amended, of the Registrant defining the rights of holders of Common Stock./(b)/

       (3)     Form of Certificate for     % Cumulative Preferred Stock (the
               "Cumulative Preferred Stock")./(c)/

       (4) Portions of the form of Articles Supplementary defining the rights of holders of Cumulative Preferred Stock./(d)/

     (II) The following exhibits are to be filed with the American Stock Exchange only:
       (1) Registrant's Annual Report to Stockholders for the year ended December 31, 1996.

       (2) Registrant's Semi-Annual Report to Stockholders for the six-months ended June 30, 1997.

       (3)     Not applicable.

       (4) Articles of Amendment and Restatement to the Articles of Incorporation, as amended, of the Registrant.

       (5)     Form of Certificate for Cumulative Preferred Stock.

       (6)     Not applicable.


[FN]
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(a)     Incorporated by reference to Pre-Effective Amendment No. 1 to the
        Registrant's Registration Statement on Form N-2 (File No. 33-18597) filed with the Commission on February 25, 1988.

(b) Incorporated by reference to the Registrant's Registration Statement on Form N-2 (File No. 33-18597) filed with the Commission on November 18, 1987.

(c) Incorporated by reference to the Registrant's Registration Statement on Form N-2 (File No. 333-34325) filed with the Commission on August 25, 1997.

(d) Incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 333-34325) filed with the Commission on November 14, 1997.





                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Royce Global Trust, Inc.



Date:  November 18, 1997                By     /s/ John E. Denneen
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                                                   John E. Denneen
                                                   Secretary